Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 28, 2022 relating to the financial statement of Vitesse Energy, Inc., appearing in the Registration Statement on Form 10 of Vitesse Energy, Inc. filed with the Securities and Exchange Commission on December 29, 2022.

/s/ Deloitte & Touche LLP

Denver, Colorado

January 12, 2023